Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in this Registration Statement on Form S-8 of Bay Banks of Virginia, Inc. for the 2013 Stock Incentive Plan, of our report dated March 28, 2013, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Bay Banks of Virginia, Inc. for the year ended December 31, 2012.

/s/ Young, Hyde & Barbour, P.C.

Winchester, Virginia

June 28, 2013